                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of
Affinia Group Inc. of our report dated April 15, 2005, except for Notes 2, 5 and
22, as to which the date is September 6, 2005, relating to the financial statements of Affinia Group Intermediate Holdings Inc. as of December 31, 2004
and for the period from December 1, 2004 to December 31, 2004, which appears in such Registration Statement. We also consent to the use in this Registration
Statement on Form S-4 of Affinia Group Inc. of our report dated September 6,
2005 relating to the financial statement schedule of Affinia Group Intermediate
Holdings Inc. as of December 31, 2004 and for the period from December 1, 2004 to December 31, 2004, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary
Historical Financial Data" and "Selected Historical Financial Data" in such
Registration Statement.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
September 6, 2005